IDS Strategy Fund, Inc.
File No. 2-89288/811-3956

                           EXHIBIT INDEX


Exhibit (d)(2)      Investment Management Services Agreement between Registrant on behalf of AXP Small Cap Advantage Fund and American
                    Express Financial Corporation, dated April 8, 1999.

Exhibit (i)         Opinion and Consent of Counsel as to the legality of the
                    securities being registered

Exhibit (j)         Independent Auditors' Consent

Exhibit (n)         Financial Data Schedules